Exhibit 99.1

One Haworth Center Holland, MI 49423-9576 USA Phone 616.393.3000 Fax 616.393.1570

Haworth, Inc.
Contact: Dave Adamski
Corporate Communications Administrator
Phone: 616 393 3618
Cell: 616 550 4304
Em: dave.adamski@haworth.com

Interface, Inc.
Contact:  Patrick C. Lynch
Chief Financial Officer
Phone:  770 437 6848
Em:  patrick.lynch@us.interfaceinc.com

Haworth agrees to purchase the assets of InterfaceAR

Furniture manufacturer plans to buy raised access flooring manufacturer

HOLLAND, Mich. – Sept. 15, 2003 – Haworth, Inc. and Interface, Inc. (NASDAQ: IFSIA) today announced that they have signed an agreement for Haworth to purchase the assets of Interface Architectural Resources (InterfaceAR), a Grand Rapids-based manufacturer of raised access flooring currently owned by Interface. The transaction, which includes certain inventory, real estate, fixed assets and intellectual property, is expected to close on September 26, 2003.

InterfaceAR manufactures raised access flooring used in new and existing commercial buildings. According to Haworth president and CEO Robert Krasa, this acquisition gives Haworth the most complete line of raised access flooring solutions in North America.

“The acquisition strengthens and complements our architectural product lines of LifeSpace ® movable walls, Nexus low-profile raised access flooring, DataThing ® data and Powerbase ® electrical modular cabling solutions,” Krasa said. “Combined with our systems furniture, seating, storage products and case goods, Haworth offers the most complete line of modular workspace solutions available. This concept responds to the growing demand for work spaces that are flexible, easy to reconfigure and environmentally responsible. The environmental advantage offered by raised access flooring was a key driver in our decision to pursue this opportunity.”

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“Raised access flooring” refers to flooring systems that are installed in modules in either new construction or in buildings that are being refurbished. The raised access flooring creates an under floor space that can be used to run electrical wiring, data cabling, and heating and cooling utilities.

“InterfaceAR is an excellent fit for us,” said Krasa. “We are excited about the talented employees and dealers that will be joining the Haworth family of companies.”

InterfaceAR originally was founded in 1982 as C-Tec Corporation. In 1995, the company was acquired by Interface, Inc. and changed its name to Interface Architectural Resources, Inc. and is today abbreviated to InterfaceAR. A leader in its industry, InterfaceAR offers the widest range of raised access flooring systems available. Its products include steel-reinforced concrete floor panels and steel floor panels along with associated power distribution and HVAC accessories and system components.

Haworth has a long history of environmental leadership in its industry. It has earned such honors as the Michigan Recycler of the Year Award and the federal government’s Evergreen Award for environmental responsibility. Haworth is also an industry leader in the number of manufacturing plants registered to ISO 14001 environmental standards.

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Haworth, Inc., a world leader in the design and manufacture of office environments, is based in Holland, Michigan, operates in more than 120 countries, and employs 10,000 members worldwide.  www.haworth.com

Interface, Inc. is a recognized leader in the worldwide commercial interiors market, offering floor coverings and fabrics.  Interface is the world’s largest manufacturer of modular carpet tile, enjoys a leading position in the high quality, designer-oriented segment of the broadloom carpet market, and is a top provider of upholstery and panel fabrics.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This new release contains statements which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Haworth, Inc. or Interface, Inc. and members of their respective management teams, as well as the assumptions on which such statements are based. Any forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Important factors currently known to Haworth, Inc. and Interface, Inc. that could cause actual results to differ materially from those in forward-looking statements include risks and uncertainties associated with economic conditions in the commercial interiors industry. Neither Haworth, Inc. nor Interface, Inc. undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.